Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	3/31/2026	12/31/2025	3/31/2025
Assets
Loans	$109,190	$106,541	$104,809
Loans held for sale	876	1,077	811
Securities available for sale	38,918	39,596	40,751
Held-to-maturity securities	9,116	8,622	7,160
Trading account assets	783	1,061	1,296
Short-term investments	11,782	10,163	15,349
Other investments	1,204	949	1,050
Total earning assets	171,869	168,009	171,226
Allowance for loan and lease losses	(1,449)	(1,427)	(1,429)
Cash and due from banks	1,130	1,287	1,909
Premises and equipment	618	628	602
Goodwill	2,752	2,752	2,752
Other intangible assets	5	8	22
Corporate-owned life insurance	4,439	4,432	4,404
Accrued income and other assets	9,100	8,481	8,958
Discontinued assets	199	211	247
Total assets	$188,663	$184,381	$188,691

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	120,220	121,100	122,283
Noninterest-bearing deposits	27,595	27,613	28,454
Total deposits	147,815	148,713	150,737
Federal funds purchased and securities sold under repurchase agreements	34	13	22
Bank notes and other short-term borrowings	6,149	1,071	2,328
Accrued expense and other liabilities	3,801	4,286	4,209
Long-term debt	10,877	9,917	12,392
Total liabilities	168,676	164,000	169,688

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	5,981	6,035	5,946
Retained earnings	15,622	15,359	14,724
Treasury stock, at cost	(3,152)	(2,810)	(2,637)
Accumulated other comprehensive income (loss)	(2,221)	(1,960)	(2,787)
Total equity	19,987	20,381	19,003
Total liabilities and equity	$188,663	$184,381	$188,691

Common shares outstanding (000)	1,087,293	1,102,401	1,111,986

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2026	12/31/2025	3/31/2025
Interest income
Loans	$1,416	$1,439	$1,401
Loans held for sale	14	18	14
Securities available for sale	370	388	392
Held-to-maturity securities	86	76	63
Trading account assets	11	12	17
Short-term investments	103	137	174
Other investments	5	8	9
Total interest income	2,005	2,078	2,070
Interest expense
Deposits	598	688	753
Federal funds purchased and securities sold under repurchase agreements	14	4	1
Bank notes and other short-term borrowings	20	9	27
Long-term debt	151	162	193
Total interest expense	783	863	974
Net interest income	1,222	1,215	1,096
Provision for credit losses	106	108	118
Net interest income after provision for credit losses	1,116	1,107	978
Noninterest income
Trust and investment services income	157	156	139
Investment banking and debt placement fees	197	243	175
Service charges on deposit accounts	77	78	69
Operating lease income and other leasing gains	8	9	9
Corporate services income	71	81	65
Cards and payments income	86	84	82
Corporate-owned life insurance income	34	40	33
Consumer mortgage income	13	16	13
Commercial mortgage servicing fees	62	68	76
Other income	18	7	7
Net securities gains (losses)	—	—	—
Total noninterest income	723	782	668
Noninterest expense
Personnel	743	790	680
Net occupancy	68	69	67
Computer processing	111	106	107
Business services and professional fees	36	61	40
Equipment	19	22	20
Operating lease expense	7	8	11
Marketing	18	28	21
Intangible asset amortization	—	—	—
Other expense	179	157	185
Total noninterest expense	1,181	1,241	1,131
Income (loss) from continuing operations before income taxes	658	648	515
Income taxes	136	139	109
Income (loss) from continuing operations	522	509	406
Income (loss) from discontinued operations, net of taxes	—	1	(1)
Net income (loss)	522	510	405
Less: Net income (loss) attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to Key	$522	$510	$405

Income (loss) from continuing operations attributable to Key common shareholders	$486	$474	$370
Net income (loss) attributable to Key common shareholders	486	475	369
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.43	$.34
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.45	.43	.34
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.44	$.43	$.33
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.44	.43	$.33

Cash dividends declared per common share	$.205	$.205	$.205

Weighted-average common shares outstanding (000)	1,084,277	1,095,171	1,096,654
Effect of common share options and other stock awards (b)	10,091	11,152	9,486
Weighted-average common shares and potential common shares outstanding (000) (c)	1,094,368	1,106,323	1,106,140

(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.